UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	September 9, 2010

AMBASSADORS INTERNATIONAL, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2010, Ambassadors International, Inc. (the “Company”) received written notification from the Nasdaq Stock Market that the Nasdaq Listing Qualifications Department has formally approved the Company’s application to transfer the listing of its Common Stock from the Nasdaq Global Market to the Nasdaq Capital Market (the “Transfer Application”).  As previously disclosed, the Company submitted the Transfer Application on September 1, 2010.  The transfer will be effective at the opening of trading on September 13, 2010, as discussed more fully in Item 8.01 below.

Item 8.01                      Other Events.

On September 9, 2010, the Company received written notification from the Nasdaq Stock Market that the Nasdaq Hearings Panel (the “Panel”) determined that the Company has regained compliance with the $1.00 minimum bid price requirement (the “Minimum Bid Requirement”).  As previously disclosed, in order to regain compliance with the Minimum Bid Requirement, the Company effected a 1-for-8 reverse stock split at 11:59 p.m. Eastern Time on August 23, 2010.  The notification further stated that, because the Company remains non-compliant with the Nasdaq Global Market’s $10.0 million minimum stockholders’ equity requirement, the Company’s continued listing was conditioned upon formal approval by the Nasdaq Listing Qualifications Department of the Company’s Transfer Application.

In a subsequent written notification also received by the Company on September 9, 2010, Nasdaq notified the Company that the Transfer Application has been formally approved and that the Company’s Common Stock will commence trading on the Nasdaq Capital Market on September 13, 2010.

The Nasdaq Capital Market is one of the three markets for Nasdaq-listed stocks and operates in the same manner as the Nasdaq Global Market.  Companies listed on the Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards.  Upon the transfer of the Company’s Common Stock to the Nasdaq Capital Market, the Company’s trading symbol will continue to be “AMIED” through September 20, 2010 and “AMIE” thereafter.  Trading in the Company’s Common Stock will be unaffected by the transfer to the Nasdaq Capital Market.

The Company expects to be in compliance with all applicable financial requirements for continued listing on the Nasdaq Capital Market as of September 13, 2010, the date of transfer, including the $2.5 million stockholders’ equity requirement.  However, if the Company were to fail in the future to comply with the $2.5 million minimum stockholders’ equity requirement of the Nasdaq Capital Market or any other requirements for continued listing on the Nasdaq Capital Market, the Company’s Common Stock could become subject to potential delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 10, 2010

AMBASSADORS INTERNATIONAL, INC.

By: /s/ Mark Detillion
Name: Mark Detillion
Title: Chief Financial Officer